Exhibit 99.6

CONVERSION VALUATION APPRAISAL UPDATE REPORT

FinPro
Capital Advisors, Inc.

MERCER SAVINGS BANK

FinPro Capital Advisors, Inc.
46 EAST MAIN STREET • SUITE 303 • SOMERVILLE, NJ 08876 • P: (908) 234-9398

AS OF APRIL 7, 2023

Conversion Valuation Appraisal Report	Page 1

Table of Contents

Mercer Savings Bank

Table of Contents	1

Introduction	2

1. Comparisons with Publicly Traded Thrifts	5

Valuation Adjustments	6

2. Valuation	7

Discussion of Weight Given to Valuation Multiples	7
Offering Value in Relation to Comparables	10
Comparison to Recent Standard Conversions	12
Valuation Conclusion	13

7. Exhibits	22

Conversion Valuation Appraisal Report	Page 2

Introduction

April 7, 2023

Board of Directors

Mercer Savings Bank

1100 Irmscher Blvd.

Celina, OH 45822

Members of the Board Directors:

Due to changes in current market conditions, FinPro Capital Advisors, Inc. (“FinPro” or “FCA”) has completed and hereby provides an updated independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

An updated appraisal was conducted due to recent volatility and shifts in the equity markets along with banking industry. Primary drivers of volatility were related to the events associated with the failure of Silicon Valley Bank, failure of Signature Bank, self-liquidation of Silvergate Bank and other market events. Therefore, the valuations of the peer group were updated for Thursday April 6, 2023 (markets closed Friday April 7, 2023). The appraisal has also been updated for more current expense estimations (now $1.5 million, prior $1.8 million).

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of originally issued by the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”), The Ohio Division of Financial Institutions (the “ODFI”) and other state banking regulatory agencies, and applicable regulatory interpretations thereof.

Description of Plan of Conversion

The Board of Directors of Mercer Savings Bank (“Mercer” or the “Bank”) has adopted the plan of conversion (the “Plan”); whereby the Bank will convert to stock form. As a result of the conversion, the Bank will convert to the stock form of ownership and issue all of its common stock to a to-be-formed holding company called Mercer Bancorp, a newly formed Maryland corporation, (“the Company”). It is our understanding that the Bank will offer its stock in a subscription and community offering to Eligible Account Holders, to the Employee Plans and to Supplemental Eligible Account Holders of the Bank. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a direct community offering and/or a syndicated community offering. A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of Mercer and the balance of the net proceeds will be retained by the Company.

Conversion Valuation Appraisal Report	Page 3

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, a loan to the newly formed ESOP and reinvestment of the proceeds that are retained by the Bank. In the future, the Company may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends, or repurchase its stock, although there are no specific plans to undertake such activities at the present time. The plan of conversion will provide for the establishment of a new charitable foundation (the “Foundation”). On a preliminary basis, the Foundation contribution is expected to consist of $100 thousand of cash and 50 thousand shares of Company common stock.

In compiling the pro formas, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows:

•	100.0% of the total shares will be sold to the depositors and public,
•	the stock will be issued at $10.00 per share,
•	the fixed conversion expenses will be $1.545 million at the midpoint, including the placement agent fee,
•	there will be an ESOP equal to 8.0% of the shares sold, funded internally, and amortized over 15 years straight-line,
•	there will be an MRP equal to 4.0% of the shares sold, amortized over 5 years straight-line,
•	there will be a Stock Option Plan equal to 10% of the shares sold, expensed at $3.72 per option over 5 years straight-line,
•	the tax rate is assumed at 21.0%, and
•	the net proceeds will be invested at the one-year treasury rate of 4.6%, pre-tax.

In the course of preparing our report, we reviewed the Bank’s financials for the years ended December 31, 2022, and December 31, 2021. We also reviewed the registration statement as filed with the Securities and Exchange Commission (“SEC”). We have conducted due diligence analysis of the Bank and held due diligence related discussions with the Bank’s Management and Board and Luse Gorman, PC (the Bank’s counsel). The valuation parameters set forth in the appraisal were predicated on these discussions, but all conclusions related to the valuation were reached and made independent of such discussions.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We reviewed the Bank’s primary market area and reviewed the market area’s economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank’s performance with selected publicly traded institutions. We reviewed conditions in the securities markets in general and in the market for similar institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank’s estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank’s assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

Conversion Valuation Appraisal Report	Page 4

Our valuation is not intended, and must not be construed, to be a recommendation of any kind as the advisability of purchasing shares of Common Stock in the stock issuance. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock in the stock issuance will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. FinPro is not a seller of securities within the meaning of any federal or state securities laws. Any report prepared by FinPro shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank’s financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

Valuation Conclusion

It is, FinPro’s opinion that as of February 23, 2023, the estimated aggregate pro forma market value of the Bank was $10,750,000 at the midpoint of a range (excluding foundation shares) with a minimum of $9,137,500 to a maximum of $12,362,500 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or super maximum value is $14,216,880. The stock will be issued at $10.00 per share.

FinPro Capital Advisors

FinPro Capital Advisors, Inc. (“FCA” or “FinPro”) is a registered broker dealer and is a wholly owned subsidiary of FinPro, Inc. FCA addresses numerous areas of capital markets in the heavily regulated financial institution industry including M&A advisory, capital raising, strategic advice, valuation, due diligence, accounting, mark-to-market, enterprise risk management, business planning and regulatory advice. FCA further specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. We believe that, except for the fee we will receive for the Appraisal to assist in the stock conversion process, we are independent of the Bank, Mercer Savings Bank and the other parties engaged by Mercer Savings Bank.

Conversion Valuation Appraisal Report	Page 5

1. Comparisons with Publicly Traded Thrifts

For this update no change was made to the comparable group form the prior analysis.

Figure– Comparable Group

Corporate

Company Name	Ticker	Exchange	IPO Date	Number of Offices	City	State
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	BCOW	NASDAQCM	1/8/2019	6	Greenfield	WI
Blue Foundry Bancorp (NASDAQGS:BLFY)	BLFY	NASDAQGS	7/15/2021	20	Rutherford	NJ
Finward Bancorp (NASDAQCM:FNWD)	FNWD	NASDAQCM		30	Munster	IN
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	FSEA	NASDAQCM	7/16/2019	5	Dover	NH
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	GBNY	NASDAQCM	7/10/2006	10	Seneca Falls	NY
HMN Financial, Inc. (NASDAQGM:HMNF)	HMNF	NASDAQGM	6/30/1994	14	Rochester	MN
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	MSVB	NASDAQCM	4/8/1998	3	Salem	IN
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	NECB	NASDAQCM	7/5/2006	12	White Plains	NY
PB Bankshares, Inc. (NASDAQCM:PBBK)	PBBK	NASDAQCM	7/14/2021	4	Coatesville	PA
Provident Bancorp, Inc. (NASDAQCM:PVBC)	PVBC	NASDAQCM	7/15/2015	7	Amesbury	MA
Waterstone Financial, Inc. (NASDAQGS:WSBF)	WSBF	NASDAQGS	10/4/2005	16	Wauwatosa	WI
William Penn Bancorporation (NASDAQCM:WMPN)	WMPN	NASDAQCM	4/15/2008	13	Bristol	PA

25% Percentile:				6
Median:				11
75% Percentile:				15

Source: S&P Global

Conversion Valuation Appraisal Report	Page 6

Valuation Adjustments

Relative to the Comparables the following adjustments need to be made to the Bank’s pro forma market value. Please see full Valuation Appraisal document for full discussion of adjustments.

Valuation Factor	Valuation Adjustment
Financial Condition	Downward
Balance Sheet Growth	Strong Downward
Earnings Quality, Predictability and Growth	No Adjustment
Market Area	Moderate Downward
Dividends	No Adjustment
Liquidity of the Issue	Downward
Recent Regulatory Matters	No Adjustment

Additionally, the following adjustments should be made to the Bank’s market value.

Valuation Factor	Valuation Adjustment
Management	No Adjustment
Marketing of the Issuance	Downward Adjustment

Conversion Valuation Appraisal Report	Page 7

2. Valuation

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, three key pricing multiples were considered. The three multiples include:

Price to core earnings (“P/E”)

Price to book value (“P/B”) / Price to tangible book value (“P/TB”)

Price to assets (“P/A”)

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented.

Discussion of Weight Given to Valuation Multiples

To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group were utilized. As a secondary check, all publicly traded thrifts, Mid-west regional thrifts and recent (2017 to date) conversions along with historical standard conversions were assessed. The data for the Comparable Group, all publicly traded thrifts, and historical offerings are showing on the following pages.

Figure–Comparable Group Market Pricing and Valuation

		Market Pricing and Valuation
	Company Name	Date of Closing Price ($)	Market Cap. ($mil)	Price/ MRQ Core EPS (x)	Price/ LTM Core EPS (x)	Price/ Book (%)	Price/ Tangible Book (%)	Dividend Yield (%)	Price/ Assets (%) (%)	Avg Daily Volume (Three Month)	Avg Daily Volume (One Year)
1	1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	4/6/2023	48.5	NM	93.0	64.6	64.6	NA	11.4	3,890	7,473
2	Blue Foundry Bancorp (NASDAQGS:BLFY)	4/6/2023	245.8	120.9	107.9	67.6	67.7	NA	17.3	116,270	84,813
3	Finward Bancorp (NASDAQCM:FNWD)	4/6/2023	124.3	5.8	6.3	91.0	113.7	4.3	7.5	3,043	4,075
4	First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	4/6/2023	44.3	NM	NM	89.6	90.1	NA	10.8	34,404	12,087
5	Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	4/6/2023	24.1	140.8	20.1	64.7	67.5	NA	6.6	1,112	1,999
6	HMN Financial, Inc. (NASDAQGM:HMNF)	4/6/2023	81.1	8.4	10.2	85.8	86.5	1.3	8.7	2,849	3,385
7	Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	4/6/2023	31.5	20.6	16.9	99.7	99.7	2.1	13.9	2,093	1,975
8	Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	4/6/2023	196.1	5.9	7.9	81.4	81.5	1.8	16.8	93,626	52,065
9	PB Bankshares, Inc. (NASDAQCM:PBBK)	4/6/2023	34.6	18.6	22.1	82.0	82.0	NA	10.0	4,049	3,844
10	Provident Bancorp, Inc. (NASDAQCM:PVBC)	4/6/2023	116.6	10.5	NM	57.2	57.2	0.0	7.9	143,615	83,632
11	Waterstone Financial, Inc. (NASDAQGS:WSBF)	4/6/2023	323.2	92.1	16.8	88.2	88.4	5.4	18.8	71,987	79,807
12	William Penn Bancorporation (NASDAQCM:WMPN)	4/6/2023	136.4	42.2	32.2	82.3	84.9	1.2	19.7	36,230	28,478

	25% Percentile:		41.9	8.9	11.8	66.9	67.7	1.2	8.5	2,995	3,729
	Median:		98.9	19.6	18.5	82.1	83.4	1.8	11.1	19,227	9,780
	75% Percentile:		151.4	79.6	29.7	88.6	88.8	3.2	16.9	77,397	59,001

Conversion Valuation Appraisal Report	Page 8

Figure–All Publicly Traded Thrifts Market Pricing and Valuation

		Market Pricing and Valuation

		Date of Closing Price	Market Cap.	Price/ MRQ EPS	Price/ LTM EPS	Price/ Tangible Book	Price/ Assets (%)	Avg Weekly Volume/ Shares Out	Avg Weekly Volume/ Shares Out	Avg Daily Volume	Avg Daily Volume
	Company Name	($)	($mil)	(x)	(x)	(%)	(%)	(Three Month)	(One Year)	(Three Month)	(One Year)
1	1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	4/6/2023	48.5	NM	NM	64.6	11.4	0.31	0.60	3,890	7,473
2	Axos Financial, Inc. (NYSE:AX)	4/6/2023	2225.4	6.9	8.6	136.5	12.2	4.37	3.18	524,391	381,683
3	Blue Foundry Bancorp (NASDAQGS:BLFY)	4/6/2023	245.8	120.9	107.4	67.7	17.3	2.29	1.67	116,270	84,813
4	Broadway Financial Corporation (NASDAQCM:BYFC)	4/6/2023	79.3	13.0	13.0	75.7	NA	1.31	1.84	126,024	177,695
5	Capitol Federal Financial, Inc. (NASDAQGS:CFFN)	4/6/2023	895.6	14.0	11.6	87.8	11.9	3.76	2.76	999,679	735,677
6	Carver Bancorp, Inc. (NASDAQCM:CARV)	4/6/2023	17.0	NM	NM	87.4	2.6	1.98	9.53	16,731	80,591
7	Cullman Bancorp, Inc. (NASDAQCM:CULL)	4/6/2023	79.0	20.6	18.1	79.0	20.1	0.13	0.28	1,935	4,160
8	Finward Bancorp (NASDAQCM:FNWD)	4/6/2023	124.3	7.8	8.0	113.7	7.5	0.35	0.47	3,043	4,075
9	First Northwest Bancorp (NASDAQGM:FNWB)	4/6/2023	108.0	4.6	7.1	73.6	7.3	1.01	0.74	17,911	13,139
10	First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	4/6/2023	44.3	NM	NM	90.1	10.8	3.50	1.23	34,404	12,087
11	FS Bancorp, Inc. (NASDAQCM:FSBW)	4/6/2023	221.0	7.5	7.8	99.3	9.8	1.74	1.96	26,570	29,905
12	Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	4/6/2023	24.1	128.6	21.9	67.5	6.6	0.24	0.43	1,112	1,999
13	Hingham Institution for Savings (NASDAQGM:HIFS)	4/6/2023	466.0	10.0	12.7	120.7	14.1	2.74	1.48	11,768	6,351
14	HMN Financial, Inc. (NASDAQGM:HMNF)	4/6/2023	81.1	8.3	10.2	86.5	8.7	0.33	0.39	2,849	3,385
15	Home Federal Bancorp, Inc. of Louisiana (NASDAQCM:HFBL)	4/6/2023	51.2	7.8	9.8	109.5	9.3	0.20	0.37	1,224	2,211
16	Kearny Financial Corp. (NASDAQGS:KRNY)	4/6/2023	525.2	67.4	11.6	82.7	8.3	2.09	2.25	271,905	292,763
17	Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	4/6/2023	31.5	20.6	16.7	99.7	13.9	0.38	0.36	2,093	1,975
18	New York Community Bancorp, Inc. (NYSE:NYCB)	4/6/2023	6016.4	7.3	7.0	107.0	6.5	10.88	7.56	14,860,535	10,322,080
19	Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	4/6/2023	196.1	6.2	8.4	81.5	16.8	3.17	1.76	93,626	52,065
20	Northfield Bancorp, Inc. (Staten Island, NY) (NASDAQGS:NFBK)	4/6/2023	537.3	9.3	8.7	82.4	13.3	1.91	1.51	178,684	141,251
21	NSTS Bancorp, Inc. (NASDAQCM:NSTS)	4/6/2023	47.0	217.5	NM	58.3	20.7	0.53	0.54	5,774	5,815
22	OP Bancorp (NASDAQGM:OPBK)	4/6/2023	133.2	4.3	4.1	75.1	8.1	0.93	1.15	28,415	35,428
23	PB Bankshares, Inc. (NASDAQCM:PBBK)	4/6/2023	34.6	7.7	16.2	82.0	10.0	0.78	0.74	4,049	3,844
24	Ponce Financial Group, Inc. (NASDAQGM:PDLB)	4/6/2023	177.7	NM	NM	70.9	11.1	2.27	1.40	105,881	65,309
25	Provident Bancorp, Inc. (NASDAQCM:PVBC)	4/6/2023	116.6	10.5	NM	57.2	7.9	4.14	2.41	143,615	83,632
26	Provident Financial Services, Inc. (NYSE:PFS)	4/6/2023	1373.5	7.0	7.8	121.5	11.6	3.50	2.67	522,589	399,660
27	Riverview Bancorp, Inc. (NASDAQGS:RVSB)	4/6/2023	115.0	5.6	6.1	92.3	10.3	0.76	0.56	32,621	23,997
28	Southern Missouri Bancorp, Inc. (NASDAQGM:SMBC)	4/6/2023	413.5	7.3	7.7	110.7	12.3	1.96	1.33	44,238	30,120
29	Sterling Bancorp, Inc. (Southfield, MI) (NASDAQCM:SBT)	4/6/2023	282.6	NM	NM	90.3	12.7	0.40	0.58	40,672	58,696
30	TC Bancshares, Inc. (NASDAQCM:TCBC)	4/6/2023	64.8	NM	38.9	81.8	17.3	0.42	0.48	3,913	4,438
31	Territorial Bancorp Inc. (NASDAQGS:TBNK)	4/6/2023	174.5	12.7	11.0	70.3	10.0	1.05	0.80	18,456	14,111
32	Third Coast Bancshares, Inc. (NASDAQGS:TCBX)	4/6/2023	203.8	8.5	12.0	68.5	6.7	1.01	1.81	27,481	49,108
33	Timberland Bancorp, Inc. (NASDAQGM:TSBK)	4/6/2023	220.8	7.5	8.7	106.5	15.3	1.35	0.79	22,188	13,046
34	TrustCo Bank Corp NY (NASDAQGS:TRST)	4/6/2023	588.0	7.0	7.9	98.1	11.9	2.65	2.09	100,875	79,545
35	Waterstone Financial, Inc. (NASDAQGS:WSBF)	4/6/2023	323.2	92.1	16.6	88.4	18.8	1.56	1.73	71,987	79,807
36	Western New England Bancorp, Inc. (NASDAQGS:WNEB)	4/6/2023	174.1	4.8	6.8	83.9	8.2	1.19	0.78	51,333	33,818
37	William Penn Bancorporation (NASDAQCM:WMPN)	4/6/2023	136.4	32.6	34.8	84.9	19.7	1.36	1.07	36,230	28,478
38	WSFS Financial Corporation (NASDAQGS:WSFS)	4/6/2023	2267.6	6.7	10.6	189.8	14.0	2.33	2.51	286,086	308,420

	25% Percentile:	4/6/2023	79.1	7.0	7.9	75.2	8.3	0.59	0.59	7,273	6,632
	Median:	4/6/2023	174.3	8.0	10.2	85.7	11.4	1.35	1.28	33,513	31,969
	75% Percentile:	4/6/2023	390.9	15.7	14.6	99.6	14.0	2.32	1.93	113,673	82,872

Price to Earnings – According to the Appraisal Guidelines: “When both the converting institution and the comparable companies are recording “normal” earnings, a P/E approach may be the simplest and most direct method of valuation. When earnings are low or negative, however, this approach may not be appropriate and the greater consideration should be given to the P/BV approach.” In this particular case, the Bank’s earnings are “normal”. As a basis for comparison, the price to core earnings was utilized for both the Bank and the Comparable Group to eliminate any nonrecurring items. As such, this approach was considered in this appraisal.

In the pro forma figures for the Bank, FinPro incorporated the impact of SFAS 123, which requires the expensing of stock options. In preparing the fully converted pro forma figures for the Comparable Group, FinPro also incorporated the impact of SFAS 123.

Conversion Valuation Appraisal Report	Page 9

Price to Book/Price to Tangible Book - According to the Appraisal Guidelines: “The P/BV approach works best when the converting institution and the Comparables have a normal amount of book value. The P/BV approach could seriously understate the value of an institution that has almost no book value but has an outstanding future earnings potential. For converting institutions with high net worth, the appraiser may have difficulty in arriving at a pro forma market value because of pressure placed on the P/E multiple as higher P/BV levels are required to reflect a similar P/BV ratio as the peer group average. The P/BV approach also suffers from the use of historical cost accounting data.”

Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B is utilized frequently as the benchmark for market value. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Initially following conversion, FinPro believes that thrifts often trade on a price to tangible book basis.

Price to Assets - According to the Appraisal Guidelines: “This approach remedies the problems of a small base that can occur with the P/BV approach, but the approach has many of the other limitations of the latter approach (the P/BV approach).” FinPro places little weight on this valuation approach due to the lack of consideration of asset and funding mixes and the resulting earnings impact.

Conversion Valuation Appraisal Report	Page 10

Offering Value in Relation to Comparables

Based upon the premiums and discounts defined in the section above, the Bank’s aggregate pro forma market value (excluding the stock foundation) at the midpoint is estimated to be $10,750,000. Based upon a range below and above the midpoint value, the relative values are $9,137,500 at the minimum and $12,362,500 at the maximum, respectively. At the super maximum of the estimated value range, the offering value would be $14,216,880.

At the various levels of the estimated value range, the full offering would result in the following offering data:

Figure - Value Range - Full Offering

	Total Shares	Price	Total
Conclusion	Shares	Per Share	Value
Appraised Value - Midpoint	1,075,000	$10.00	$10,750,000
Range:
- Minimum	913,750	$10.00	9,137,500
- Maximum	1,236,250	10.00	12,362,500
- Super Maximum	1,421,688	10.00	14,216,880

Source: FinPro Inc. Pro Forma Model

This equates to the following multiples:

Figure - Value Range Pricing Multiples

		Bank	Comparables		Region		National
			Mean	Median	Mean	Median	Mean	Median
	Min	6.5
Price-Core Earnings Ratio P/E	Mid	7.5	46.6	19.6	11.5	11.5	17.9	8.7
	Max	8.4
	Smax	9.4

	Min	45.9%
Price-to-Book Ratio P/B	Mid	50.2%	79.5%	82.1%	87.6%	88.2%	83.0%	81.9%
	Max	54.0%
	Smax	57.8%

	Min	45.9%
Price-to-Tangible Book Ratio P/TB	Mid	50.2%	82.0%	83.4%	91.9%	88.4%	90.6%	85.7%
	Max	54.0%
	Smax	57.8%

	Min	6.3%
Price-to-Assets Ratio P/A	Mid	7.3%	12.5%	11.1%	13.3%	12.3%	11.8%	11.4%
	Max	8.3%
	Smax	9.4%

Source: FinPro Inc. Pro Forma Model

Conversion Valuation Appraisal Report	Page 11

Figure - Comparable Pricing Multiples to the Bank’s Pro Forma Midpoint

	Price Relative to
	Core Earnings	Book	Tangible Book	Assets
The Bank (at midpoint) Full Conversion	7.5	50.2%	50.2%	7.3%
Comparable Group Median	19.6	82.1%	83.4%	11.1%
(Discount) Premium	-61.9%	-38.9%	-39.8%	-34.2%

Source: FinPro Calculations

Figure above illustrates that at the midpoint of the estimated valuation range the Bank is priced at a 61.9% discount to the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a 39.8% discount.

Figure - Comparable Pricing Multiples to the Bank’s Pro Forma Super maximum

	Price Relative to
	Core Earnings	Book	Tangible Book	Assets
The Bank (at the supermax) Full Conversion	9.4	57.8%	57.8%	9.4%
Comparable Group Median	19.6	82.1%	83.4%	11.1%
(Discount) Premium	-51.9%	-29.6%	-30.7%	-15.6%

Source: FinPro Calculations

Figure above illustrates that at the super maximum of the estimated valuation range the Bank is priced at a 51.9% discount to the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a 30.7% discount.

Conversion Valuation Appraisal Report	Page 12

Comparison to Recent Standard Conversions

As a secondary check FinPro reviewed the pro forma pricing multiples of the Bank relative to the other recent standard conversion pro forma pricing multiples.

Figure–Recent Standard Conversion Offerings

			Offering Data						Financial Performance At Offering

		Trading	Offering Completion	Offering Announcement	Net Proceeds	Pro Forma Price/ Earnings	Pro Forma Price/ Book	Pro Forma Price/ Tangible Book	Total Assets	ROAE	Core ROAE	Tangible Equity/ Tangible Assets	NPAs/ Assets
Institution Name	State	Symbol	Date	Date	$000s	(x)	(%)	(%)	$000s	(%)	(%)	(%)	(%)
ECB Bancorp, Inc.	MA	ECBK	7/27/2022	3/10/2022	75,794	25.9	59.8	59.8	688,639	5.40	7.11	11.42	NA
VWF Bancorp, Inc.	OH	VWFB	7/13/2022	3/3/2022	15,422	250.0	50.2	50.2	137,048	0.11	1.02	17.62	NA
NSTS Bancorp, Inc.	IL	NSTS	1/18/2022	7/19/2021	44,494	NM	59.7	59.7	259,881	0.19	(0.03)	17.68	0.68
PB Bankshares, Inc.	PA	PBBK	7/14/2021	3/8/2021	23,083	NM	61.7	61.7	281,066	(1.66)	(0.68)	7.76	1.04
TC Bancshares, Inc.	GA	TCBC	7/20/2021	3/5/2021	41,777	NM	59.9	59.9	363,624	2.02	4.22	11.14	NA
Texas Community Bancshares, Inc.	TX	TCBS	7/14/2021	3/3/2021	26,776	86.3	53.2	56.0	316,501	2.27	2.27	9.85	0.53
Catalyst Bancorp, Inc.	LA		10/12/2021	3/12/2021	44,958	NM	55.5	55.5	238,329	(1.38)	NA	21.29	1.92
Systematic Savings Bank	MO		10/13/2020	3/18/2020	5,101	62.5	58.7	58.7	39,995	2.18	2.18	12.64	0.08
Eureka Homestead Bancorp, Inc.	LA	ERKH	7/9/2019	3/1/2019	11,311	44.7	60.6	60.6	98,403	2.32	NA	12.52	0.00
Richmond Mutual Bancorporation, Inc.	IN	RMBI	7/1/2019	2/6/2019	111,240	18.9	74.5	74.5	882,800	6.98	6.94	10.10	0.26
CBM Bancorp, Inc.	MD		9/27/2018	5/23/2018	35,785	41.7	73.5	73.5	184,177	0.95	NA	11.95	0.86
Sidney Federal Savings and Loan Association	NE		7/26/2018	10/17/2017	816	NM	71.0	71.0	16,660	(26.09)	(26.09)	5.66	0.14
Heritage NOLA Bancorp, Inc.	LA	HRGG	7/12/2017	3/7/2017	13,347	NM	72.5	72.5	104,063	NA	NA	9.19	NA
Eagle Financial Bancorp, Inc.	OH	EFBI	7/20/2017	3/3/2017	12,543	10.2	61.7	61.7	119,296	7.68	7.68	11.49	0.96
Community Savings Bancorp, Inc.	OH		1/10/2017	8/25/2016	2,684	6.1	57.3	57.3	53,606	NA	NA	12.43	NA
HV Bancorp, Inc.	PA	HVBC	1/11/2017	7/20/2016	17,899	22.7	70.7	70.7	177,115	8.43	8.29	7.45	0.93

25th Percentile:					12,235	19.8	58.3	58.3	102,648	0.13	0.49	9.69	0.20
Median					20,491	33.8	60.3	60.3	180,646	2.10	2.27	11.46	0.68
Average					30,189	56.9	62.5	62.7	247,575	0.67	1.17	11.89	0.67
75th Percentile:					42,456	58.0	70.8	70.8	289,925	4.63	7.02	12.55	0.94

Figure–Median Pro Forma Price/ TBV Trend

Conversion Valuation Appraisal Report	Page 13

Valuation Conclusion

It is, FinPro’s opinion that as of February 23, 2023, the estimated aggregate pro forma market value of the Bank was $10,750,000 at the midpoint of a range (excluding foundation shares) with a minimum of $9,137,500 to a maximum of $12,362,500 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or super maximum value is $14,216,880. The stock will be issued at $10.00 per share. Note that the valuation was floored at approximately 50% due to recent conversion, coupled with the decline in comparable valuations.

	Pre Foundation
	Appraised Value
Conclusion	Minimum	Midpoint	Maximum	SuperMaximum *
Total Shares	913,750	1,075,000	1,236,250	1,421,688
Price per Share	$10	$10	$10	$10
Full Conversion Value	$9,137,500	$10,750,000	$12,362,500	$14,216,880
Conversion Shares	913,750	1,075,000	1,236,250	1,421,688
Conversion Percent	100.00%	100.00%	100.00%	100.00%
Gross Proceeds	$9,137,500	$10,750,000	$12,362,500	$14,216,880

*  SuperMaximum is an overallotment option that is 15% above the maximum amount.

The document represents an initial valuation for the Bank. Due to the duration of time that passes between the time this document is compiled and the time the offering closes, numerous factors could lead FinPro to update or revised the appraised value of the Bank. Some factors that could lead FinPro to adjust the appraised value include: (1) changes in the Bank’s operations and financial condition; (2) changes in the market valuation or financial condition of the Comparable Group; (3) changes in the broader market; and (4) changes in the market for thrift conversions. Should there be material changes to any of these factors, FinPro will prepare an appraisal update to appropriately adjust the value of the Bank. At the time of closing, FinPro will prepare a final appraisal to determine if the valuation range is still appropriate and determine the exact valuation amount appropriate for the Bank.

Conversion Valuation Appraisal Report	Page 14

3. Exhibits

Exhibit 1. Pro Forma Regulatory Capital Ratios

	Historical		Minimum			Midpoint			Maximum			Adj. Maximum
			913,750			1,075,000			1,236,250			1,421,688
	$	%	$		%	$		%	$		%	$		%
GAAP Capital	$14,526	9.9%		$17,166	11.5%		$17,779	11.9%		$18,391	12.3%		$19,096	12.7%

Tier 1 Leverage Capital	$15,181	10.2%		$17,821	11.7%		$18,434	12.1%		$19,046	12.4%		$19,751	12.8%
Tier 1 Leverage Requirement	$7,473	5.0%		$7,605	5.0%		$7,636	5.0%		$7,667	5.0%		$7,702	5.0%
Excess	$7,708	5.2%		$10,216	6.7%		$10,798	7.1%		$11,379	7.4%		$12,049	7.8%

Tier 1 Risk based	$15,181	15.8%		$17,821	18.5%		$18,434	19.1%		$19,046	19.7%		$19,751	20.4%
Risk-Based Capital Requirement	$7,673	8.0%		$7,715	8.0%		$7,725	8.0%		$7,735	8.0%		$7,746	8.0%
Excess	$7,508	7.8%		$10,106	10.5%		$10,709	11.1%		$11,311	11.7%		$12,005	12.4%

Total Risk-Based Capital	$16,142	16.8%		$18,782	19.5%		$19,395	20.1%		$20,007	20.7%		$20,712	21.4%
Risk-Based Capital Requirement	$9,591	10.0%		$9,644	10.0%		$9,656	10.0%		$9,668	10.0%		$9,683	10.0%
Excess	$6,551	6.8%		$9,138	9.5%		$9,739	10.1%		$10,339	10.7%		$11,030	11.4%

Common Equity Tier 1 Risk-Based	$15,181	15.8%		$17,821	18.5%		$18,434	19.1%		$19,046	19.7%		$19,751	20.4%
Common Equity Tier 1 Risk-Based Requirement	$6,234	6.5%		$6,269	6.5%		$6,277	6.5%		$6,284	6.5%		$6,294	6.5%
Excess	$8,947	9.3%		$11,552	12.0%		$12,157	12.6%		$12,762	13.2%		$13,457	13.9%

Reconcilation of Capital Infused in Mercer Savings Bank:
50% of Net Proceeds				$3,797			$4,603			$5,409			$6,336
Less: ESOP			-$	771		-$	900		-$	1,029		-$	1,177
Less: MRP			-$	386		-$	450		-$	515		-$	589
Pro Forma Increase				$2,640			$3,253			$3,865			$4,570

Conversion Valuation Appraisal Report	Page 15

Exhibit 2. Pro Forma Analysis Sheet

		Company Pro Forma Based Upon Sale at $10.00 Per Share
		913,750	1,075,000	1,236,250	1,421,688
		Shares	Shares	Shares	Shares
		(Minimum of	(Midpoint of	(Maximum of	(15% above Max of
	Bank	Estimated	Estimated	Estimated	Estimated
	Historical	Price Range)	Price Range)	Price Range)	Price Range)

	(In thousands)
Deposits	$127,699	$127,699	$127,699	$127,699	$127,699
Borrowings	3,000	3,000	3,000	3,000	3,000
Total Deposits and Borrowings	$130,699	$130,699	$130,699	$130,699	$130,699

Stockholders' equity:
Preferred	$-	$-	$-	$-	$-
Common	-	10	11	13	15
APIC	-	8,083	9,694	11,305	13,157
Retained Earnings	15,288	15,288	15,288	15,288	15,288
Net unrealized g/(l) on AFS, net	(763)	(763)	(763)	(763)	(763)
Less:
After Tax Expense of foundation	-	(474)	(474)	(474)	(474)
Less:
CS acquired by old ESOP	-	-	-	-	-
CS acquired by old MRP	-	-	-	-	-
CS to be acquired by ESOP	-	(771)	(900)	(1,029)	(1,177)
CS to be acquired by MRP	-	(386)	(450)	(515)	(589)
Total Stockholder's equity	$14,526	$20,988	$22,407	$23,826	$25,458

Total Shares Outstanding		913,750	1,075,000	1,236,250	1,421,688
Foundation Shares		50,000	50,000	50,000	50,000

Equity to Assets	9.94%	13.7%	14.5%	15.3%	16.2%
Equity to Tangiable Assets	9.94%	13.7%	14.5%	15.3%	16.2%

Conversion Valuation Appraisal Report	Page 16

Exhibit 3. Pro Forma Analysis Sheet

Valuation Parameters
Prior Three Mos. Earning Base Annualized	Y
Period Ended December 31, 2022		$1,314	(1)
Pre-Conversion Book Value	B
As of December 31, 2022		$14,526
Pre-Conversion Assets	A
As of December 31, 2022		$146,190
Return on Money	R	3.67%	(2)
Conversion Expenses		$1,545
	X	14.37%	(3)
Proceeds Not Invested		$1,350	(4)
Estimated ESOP Borrowings		$900
ESOP Purchases	E	8.00%	(5)
Cost of ESOP Borrowings		$60	(5)
Cost of ESOP Borrowings	S	0.00%	(5)
Amort of ESOP Borrowings	T	15	Years
Amort of MRP Amount	N	5	Years
Estimated MRP Amount		$450	(6)
MRP Purchases	M	4.00%
MRP Expense		$90
Stock Foundation Amount		$500	(7)
Stock Foundation Amount	F	4.65%	0.00%
Foundation Opportunity Cost		$18
Tax Benefit	Z	$105	(8)
Tax Rate	TAX	21.00%
Percentage Sold	PCT	100.00%
Amount to be issued to Public		$10,750	(9)
Earnings Multiple		12

(1)  Net income for the twelve months ended December 31, 2022.

(2)  Net Return assumes a reinvestment rate of 5.00 percent (the 1 year Treasury at December 31, 2022), and a tax rate of 21%.

(3)  Conversion expenses reflect estimated expenses as presented in the offering document.

(4)  Includes Stock from ESOP and MRP.

(5)  Assumes ESOP is amortized straight line over 15 years.

(6)  Assumes MRP is amortized straight line over 5 years.

(7)  The Foundation is assumed to be 5% of the gross proceeds.

(8)  The after-tax benefit of the Foundation is assumed to be 21% of Foundation.

(9)  The amount to be offered to public.

Calculation of Estimated Value (V) at Midpoint Value

		Pro Forma Calculation

3.	V= P/E*Y	=	$10,750,000
	1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2.	V= P/B*(B+Z)	=	$10,750,000
	1-P/B*PCT*(1-X-E-M-F)

1.	V= P/A*A	=	$10,750,000
	1-P/A*PCT*(1-X-E-M-F)

The appraisal was performed on a market basis and not on the above formulas.

Conclusion	Total Shares Shares	Price Per Share	Total Value
Appraised Value - Midpoint	1,075,000	$10.00	$10,750,000

Range:
- Minimum	913,750	$10.00	9,137,500
- Maximum	1,236,250	10.00	12,362,500
- Super Maximum	1,421,688	10.00	14,216,880

Conversion Valuation Appraisal Report	Page 17

Exhibit 4. Pro Forma Effect of Conversion

		Pro Forma Effect of Conversion Proceeds
		As of December 31, 2022
		(Dollars in Thousands)
Conversion Proceeds		Minimum	Midpoint	Maximum	SuperMax
Total Shares Offered		913,750	1,075,000	1,236,250	1,421,688
Conversion Shares Offered		913,750	1,075,000	1,236,250	1,421,688
Price Per Share		$10	$10	$10	$10
Gross Proceeds		$9,138	$10,750	$12,363	$14,217
Plus: Value issued to Foundation	(9)	500	500	500	500
Pro Forma Market Capitalization		9,638	11,250	12,863	14,717
Gross Proceeds		9,138	10,750	12,363	14,217
Less: Est. Conversion Expenses		(1,545)	(1,545)	(1,545)	(1,545)
Net Proceeds		7,593	9,205	10,818	12,672
Less: Cash issued to Foundation		(100)	(100)	(100)	(100)
Less: ESOP Adjustment	(3)	(771)	(900)	(1,029)	(1,177)
Less: MRP Adjustment	(3)	(386)	(450)	(515)	(589)
Net Proceeds Reinvested		$6,336	$7,755	$9,174	$10,806
Estimated Incremental Rate of Return		3.67%	3.67%	3.67%	3.67%
Estimated Incremental Return		$233	$285	$337	$397
Less: Cost of ESOP	(4)	-	-	-	-
Less: Amortization of ESOP	(7)	(41)	(47)	(54)	(62)
Less: Option Expense	(10)	(72)	(84)	(96)	(109)
Less: MRP Adjustment	(7)	(61)	(71)	(81)	(93)
Pro Forma Net Income		59	83	106	133
Earnings Before Conversion		1,314	1,314	1,314	1,314
Earnings Excluding Adjustment		1,373	1,397	1,420	1,447
Earnings Adjustment	(6)	-	-	-	-
Earnings After Conversion		$1,373	$1,397	$1,420	$1,447

Conversion Valuation Appraisal Report	Page 18

		Pro Forma Effect of Conversion Proceeds
		As of December 31, 2022
		(Dollars in Thousands)
		Minimum	Midpoint	Maximum	SuperMax
Pro Forma Equity
Equity at December 31, 2022		$14,526	$14,526	$14,526	$14,526
Net Conversion Proceeds		7,593	9,205	10,818	12,672
Plus: Value issued to Foundation		500	500	500	500
Less: After Tax Expense of Foundation		(474)	(474)	(474)	(474)
Less: ESOP Adjustment	(1)	(771)	(900)	(1,029)	(1,177)
Less: MRP Adjustment	(2)	(386)	(450)	(515)	(589)
Pro Forma Equity		$20,988	$22,407	$23,826	$25,458
Less: Intangible	(5)	-	-	-	-
Pro Forma Tangible Equity		$20,988	$22,407	$23,826	$25,458
Pro Forma Assets
Total Assets at December 31, 2022		$146,190	$146,190	$146,190	$146,190
Net Conversion Proceeds		7,593	9,205	10,818	12,672
Plus: Value issued to Foundation		500	500	500	500
Less: After Tax Expense of Foundation		(474)	(474)	(474)	(474)
Less: ESOP Adjustment	(1)	(771)	(900)	(1,029)	(1,177)
Less: MRP Adjustment	(2)	(386)	(450)	(515)	(589)
Pro-forma Total Assets		152,652	154,071	155,490	157,122
Stockholder's Equity Per Share *
Equity at December 31, 2022		$15.07	$12.91	$11.29	$9.87
Estimated Net Proceeds		7.88	8.18	8.41	8.61
Plus: Value issued to Foundation		0.52	0.44	0.39	0.34
Less: After Tax Expense of Foundation		(0.49)	(0.42)	(0.37)	(0.32)
Less: ESOP Stock		(0.80)	(0.80)	(0.80)	(0.80)
Less: MRP Stock		(0.40)	(0.40)	(0.40)	(0.40)
Pro Forma Equity Per Share *		21.78	19.92	18.52	17.30
Less: Intangible		-	-	-	-
Pro Forma Tangible Equity Per Share *		$21.78	$19.92	$18.52	$17.30

Conversion Valuation Appraisal Report	Page 19

		Pro Forma Effect of Conversion Proceeds
		As of December 31, 2022
		(Dollars in Thousands)
		Minimum	Midpoint	Maximum	SuperMax
Net Earnings Per Share *
Historical Earnings Per Share	(8)	$1.47	$1.26	$1.10	$0.96
Incremental return Per Share	(8)	0.26	0.27	0.28	0.29
ESOP Adjustment Per Share	(8)	(0.05)	(0.05)	(0.05)	(0.05)
Option Expense Per Share	(10)	(0.08)	(0.08)	(0.08)	(0.08)
MRP Adjustment Per Share	(8)	(0.07)	(0.07)	(0.07)	(0.07)
Normalizing Adjustment Per Share		-	-	-	-
Pro Forma Earnings Per Share *	(8)	$1.54	$1.34	$1.19	$1.06

Shares Utilized for EPS		891,790	1,041,000	1,190,210	1,361,802
Pro Forma Ratios
Price/EPS without Adjustment		6.49	7.46	8.40	9.43
Price/EPS with Adjustment		6.49	7.46	8.40	9.43
Price/Book Value per Share		45.91%	50.20%	54.00%	57.80%
Price/Tangible Book Value		45.91%	50.20%	54.00%	57.80%
Market Value/Assets		6.31%	7.30%	8.27%	9.37%

* The totals for the per share data are actual figures rounded to two decimals.  The component parts may not add to the total due to rounding.

(1)  ESOP Borrowings are deducted from net worth and assets, and amortized over 15 years.

(2)  MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.

(3)  Consists of ESOP and MRP amortization.

(4)  The ESOP loan is from the Holding Company and therefore, there are no costs.

(5)  Not applicable.

(6)  Not applicable.

(7)  ESOP and MRP are amortized over 15 and 5 years respectively, and tax impacted at 21%.

(8)  All EPS computations are done in accordance with SOP 93-6.

(9)  The Foundation is assumed to be 5% of the gross proceeds.

(10) Assumed option expense in accordance with SFAS No. 123.

Conversion Valuation Appraisal Report	Page 20

Exhibit 5. Comparison of Valuation with and without Foundation

	At the minimum		At the midpoint		At the maximum		At the maximum, as adjusted
	With Foundation	No Foundation	W/Found (1)	No Foundation	With Foundation	No Foundation	With Foundation	No Foundation
Estimated Offering Amount	$9,138	$9,138	$10,750	$10,750	$12,363	$12,363	$14,217	$14,217
Pro forma Market Capitalization	$9,638	$9,138	$11,250	$10,750	$12,863	$12,363	$14,717	$14,217
Total Assets	$152,652	$152,252	$154,071	$153,630	$155,490	$155,009	$157,122	$156,594
Total Liabilities	$131,664	$131,664	$131,664	$131,664	$131,664	$131,664	$131,664	$131,664
Pro forma stockholders Equity	$20,988	$20,588	$22,407	$21,966	$23,826	$23,345	$25,458	$24,930
Pro forma consolidated net earnings	$1,373	$1,337	$1,397	$1,353	$1,420	$1,370	$1,447	$1,387
Pro forma stockholders equity per share	$21.78	$22.53	$19.92	$20.43	$18.52	$18.88	$17.30	$17.54
Pro forma consolidated net earnings per share	$1.54	$1.61	$1.34	$1.38	$1.19	$1.22	$1.06	$1.07
Pro forma pricing ratios
Offering price as a % of pro forma
stockholders equity per share	45.91%	44.39%	50.20%	48.95%	54.00%	52.97%	57.80%	57.01%
Offering price to pro forma
net earnings per share	6.49	6.21	7.46	7.25	8.40	8.20	9.43	9.35
Offering price to assets	6.31%	6.00%	7.30%	7.00%	8.27%	7.98%	9.37%	9.08%
Pro forma Financial Ratios
ROA	0.90%	0.88%	0.91%	0.88%	0.91%	0.88%	0.92%	0.89%
ROE	6.54%	6.49%	6.23%	6.16%	5.96%	5.87%	5.68%	5.56%
Equity to Assets	13.75%	13.52%	14.54%	14.30%	15.32%	15.06%	16.20%	15.92%

Conversion Valuation Appraisal Report	Page 21

Exhibit 6. Use of Proceeds

Use of Proceeds

	913,750	% of Gross	1,075,000	Gross	1,236,250	Gross	1,421,688	Gross
	Shares	Proceeds	Shares	Proceeds	Shares	Proceeds	Shares	Proceeds
Gross Offering Proceeds	$9,138		$10,750		$12,363		$14,217
Less: Expense	(1,545)		(1,545)		(1,545)		(1,545)
Net Proceeds	7,593	100.0%	9,205	100.0%	10,818	100.0%	12,672	100.0%

Less:
Proceeds to Bank	(3,797)	-50.0%	(4,603)	-50.0%	(5,409)	-50.0%	(6,336)	-50.0%
ESOP	(771)	-10.2%	(900)	-9.8%	(1,029)	-9.5%	(1,177)	-9.3%
Cash to Foundation	(100)	-1.3%	(100)	-1.1%	(100)	-0.9%	(100)	-0.8%
Proceeds for HC	2,925	38.5%	3,602	39.1%	4,280	39.6%	5,059	39.9%

Conversion Valuation Appraisal Report	Page 22

Exhibit 7. Pro-forma As of September 2022

Valuation Parameters
Prior Three Mos. Earning Base Annualized	Y
Period Ended September 30, 2022		$944	(1)
Pre-Conversion Book Value	B
As of September 30, 2022		$14,056
Pre-Conversion Assets	A
As of September 30, 2022		$152,883
Return on Money	R	3.67%	(2)
Conversion Expenses		$1,545
	X	14.37%	(3)
Proceeds Not Invested		$1,350	(4)
Estimated ESOP Borrowings		$900
ESOP Purchases	E	8.00%	(5)
Cost of ESOP Borrowings		$60	(5)
Cost of ESOP Borrowings	S	0.00%	(5)
Amort of ESOP Borrowings	T	15	Years
Amort of MRP Amount	N	5	Years
Estimated MRP Amount		$450	(6)
MRP Purchases	M	4.00%
MRP Expense		$90
Stock Foundation Amount		$500	(7)
Stock Foundation Amount	F	4.65%	0.00%
Foundation Opportunity Cost		$18
Tax Benefit	Z	$105	(8)
Tax Rate	TAX	21.00%
Percentage Sold	PCT	100.00%
Amount to be issued to Public		$10,750	(9)
Earnings Multiple		12

(1)  Net income for the twelve months ended September 30, 2022.

(2)  Net Return assumes a reinvestment rate of 5.00 percent (the 1 year Treasury at September 30, 2022), and a tax rate of 21%.

(3)  Conversion expenses reflect estimated expenses as presented in the offering document.

(4)  Includes Stock from ESOP and MRP.

(5)  Assumes ESOP is amortized straight line over 15 years.

(6)  Assumes MRP is amortized straight line over 5 years.

(7)  The Foundation is assumed to be 5% of the gross proceeds.

(8)  The after-tax benefit of the Foundation is assumed to be 21% of Foundation.

(9)  The amount to be offered to public.

Pro Forma Calculation

Calculation of Estimated Value (V) at Midpoint Value

3. V= P/E*Y	=	$10,750,000
1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2. V= P/B*(B+Z)	=	$10,750,000
1-P/B*PCT*(1-X-E-M-F)

1. V= P/A*A	=	$10,750,000
1-P/A*PCT*(1-X-E-M-F)

The appraisal was performed on a market basis and not on the above formulas.

	Total Shares	Price	Total
Conclusion	Shares	Per Share	Value
Appraised Value - Midpoint	1,075,000	$10.00	$10,750,000

Range:
- Minimum	913,750	$10.00	9,137,500
- Maximum	1,236,250	10.00	12,362,500
-Super Maximum	1,421,688	10.00	14,216,880

Conversion Valuation Appraisal Report	Page 23

	Pre Foundation
	Appraised Value
Conclusion	Minimum	Midpoint	Maximum	SuperMaximum *
Total Shares	913,750	1,075,000	1,236,250	1,421,688
Price per Share	$10	$10	$10	$10
Full Conversion Value	$9,137,500	$10,750,000	$12,362,500	$14,216,880
Conversion Shares	913,750	1,075,000	1,236,250	1,421,688
Conversion Percent	100.00%	100.00%	100.00%	100.00%
Gross Proceeds	$9,137,500	$10,750,000	$12,362,500	$14,216,880

*  SuperMaximum is an overallotment option that is 15% above the maximum amount.

		Pro Forma Effect of Conversion Proceeds
		As of September 30, 2022
		(Dollars in Thousands)
Conversion Proceeds		Minimum	Midpoint	Maximum	SuperMax
Total Shares Offered		913,750	1,075,000	1,236,250	1,421,688
Conversion Shares Offered		913,750	1,075,000	1,236,250	1,421,688
Price Per Share		$10	$10	$10	$10
Gross Proceeds		$9,138	$10,750	$12,363	$14,217
Plus: Value issued to Foundation	(9)	500	500	500	500
Pro Forma Market Capitalization		9,638	11,250	12,863	14,717
Gross Proceeds		9,138	10,750	12,363	14,217
Less: Est. Conversion Expenses		(1,545)	(1,545)	(1,545)	(1,545)
Net Proceeds		7,593	9,205	10,818	12,672
Less: Cash issued to Foundation		(100)	(100)	(100)	(100)
Less: ESOP Adjustment	(3)	(771)	(900)	(1,029)	(1,177)
Less: MRP Adjustment	(3)	(386)	(450)	(515)	(589)
Net Proceeds Reinvested		$6,336	$7,755	$9,174	$10,806
Estimated Incremental Rate of Return		3.67%	3.67%	3.67%	3.67%
Estimated Incremental Return		$233	$285	$337	$397
Less: Cost of ESOP	(4)	-	-	-	-
Less: Amortization of ESOP	(7)	(41)	(47)	(54)	(62)
Less: Option Expense	(10)	(72)	(84)	(96)	(109)
Less: MRP Adjustment	(7)	(61)	(71)	(81)	(93)
Pro Forma Net Income		59	83	106	133
Earnings Before Conversion		944	944	944	944
Earnings Excluding Adjustment		1,003	1,027	1,050	1,077
Earnings Adjustment	(6)	-	-	-	-
Earnings After Conversion		$1,003	$1,027	$1,050	$1,077

Conversion Valuation Appraisal Report	Page 24

		Pro Forma Effect of Conversion Proceeds
		As of September 30, 2022
		(Dollars in Thousands)
		Minimum	Midpoint	Maximum	SuperMax
Pro Forma Equity
Equity at September 30, 2022		$14,056	$14,056	$14,056	$14,056
Net Conversion Proceeds		7,593	9,205	10,818	12,672
Plus: Value issued to Foundation		500	500	500	500
Less: After Tax Expense of Foundation		(474)	(474)	(474)	(474)
Less: ESOP Adjustment	(1)	(771)	(900)	(1,029)	(1,177)
Less: MRP Adjustment	(2)	(386)	(450)	(515)	(589)
Pro Forma Equity		$20,518	$21,937	$23,356	$24,988
Less: Intangible	(5)	-	-	-	-
Pro Forma Tangible Equity		$20,518	$21,937	$23,356	$24,988
Pro Forma Assets
Total Assets at September 30, 2022		$152,883	$152,883	$152,883	$152,883
Net Conversion Proceeds		7,593	9,205	10,818	12,672
Plus: Value issued to Foundation		500	500	500	500
Less: After Tax Expense of Foundation		(474)	(474)	(474)	(474)
Less: ESOP Adjustment	(1)	(771)	(900)	(1,029)	(1,177)
Less: MRP Adjustment	(2)	(386)	(450)	(515)	(589)
Pro-forma Total Assets		159,345	160,764	162,183	163,815
Stockholder's Equity Per Share *
Equity at September 30, 2022		$14.58	$12.49	$10.93	$9.55
Estimated Net Proceeds		7.88	8.18	8.41	8.61
Plus: Value issued to Foundation		0.52	0.44	0.39	0.34
Less: After Tax Expense of Foundation		(0.49)	(0.42)	(0.37)	(0.32)
Less: ESOP Stock		(0.80)	(0.80)	(0.80)	(0.80)
Less: MRP Stock		(0.40)	(0.40)	(0.40)	(0.40)
Pro Forma Equity Per Share *		21.29	19.50	18.16	16.98
Less: Intangible		-	-	-	-
Pro Forma Tangible Equity Per Share *		$21.29	$19.50	$18.16	$16.98

		Pro Forma Effect of Conversion Proceeds
		As of September 30, 2022
		(Dollars in Thousands)
		Minimum	Midpoint	Maximum	SuperMax
Net Earnings Per Share *
Historical Earnings Per Share	(8)	$1.06	$0.91	$0.79	$0.69
Incremental return Per Share	(8)	0.26	0.27	0.28	0.29
ESOP Adjustment Per Share	(8)	(0.05)	(0.05)	(0.05)	(0.05)
Option Expense Per Share	(10)	(0.08)	(0.08)	(0.08)	(0.08)
MRP Adjustment Per Share	(8)	(0.07)	(0.07)	(0.07)	(0.07)
Normalizing Adjustment Per Share		-	-	-	-
Pro Forma Earnings Per Share *	(8)	$1.12	$0.99	$0.88	$0.79

Shares Utilized for EPS		891,790	1,041,000	1,190,210	1,361,802
Pro Forma Ratios
Price/EPS without Adjustment		8.93	10.10	11.36	12.66
Price/EPS with Adjustment		8.93	10.10	11.36	12.66
Price/Book Value per Share		46.97%	51.28%	55.07%	58.89%
Price/Tangible Book Value		46.97%	51.28%	55.07%	58.89%
Market Value/Assets		6.05%	7.00%	7.93%	8.98%

* The totals for the per share data are actual figures rounded to two decimals.  The component parts may not add to the total due to rounding.

(1)  ESOP Borrowings are deducted from net worth and assets, and amortized over 15 years.

(2)  MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.

(3)  Consists of ESOP and MRP amortization.

(4)  The ESOP loan is from the Holding Company and therefore, there are no costs.

(5)  Not applicable.

(6)  Not applicable.

(7)  ESOP and MRP are amortized over 15 and 5 years respectively, and tax impacted at 21%.

(8)  All EPS computations are done in accordance with SOP 93-6.

(9)  The Foundation is assumed to be 5% of the gross proceeds.

(10) Assumed option expense in accordance with SFAS No. 123.